UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

August 14, 2009

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

401 Professional Drive, Suite 128
Gaithersburg, MD 20879
(Address of principal executive offices) (Zip Code)

(301) 571-3476
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Donald Sledge has resigned effective August 31, 2009 as a director of Mobilepro Corp. for personal reasons.

Item 8.01.  Other Events.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “MOBL.” In order to maintain the quotation on the Over-the-Counter Bulletin Board the Company must be current in its reporting required to be filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934.  Given the Company’s limited cash resources, the Company will no longer be able to continue to timely satisfy the reporting requirements after August 14, 2009. As a result, the Company will no longer satisfy the requirements for quotation on the Over-the-Counter Bulletin Board. The Company expects that its common stock will continue to trade on the “Pink Sheets Electronic OTC Market”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:  /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
Mobilepro Corp.

Date:  August 14, 2009